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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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GENAISSANCE PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENAISSANCE PHARMACEUTICALS, INC.
Five Science Park
New Haven, Connecticut 06511
(203) 773-1450

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, May 21, 2003

To the Stockholders of Genaissance Pharmaceuticals, Inc.:

        The Annual Meeting of Stockholders of Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at our corporate offices, Five Science Park, New Haven, Connecticut 06511 at 10:00 a.m. on Wednesday, May 21, 2003, or any adjournment thereof, for the following purposes:

  1.
  To elect two Class III Directors to serve until the 2006 Annual Meeting of Stockholders;

  2.
  To approve an amendment to our 2000 Amended and Restated Equity Incentive Plan, as amended, increasing the number of shares of common stock issuable thereunder from 4,287,375 shares to 4,787,375 shares; and

  3.
  To transact any other business that may properly come before the annual meeting or any adjournment of the annual meeting.

        Our Board of Directors has no knowledge of any other business to be transacted at the annual meeting.

        Holders of record of our common stock at the close of business on April 2, 2003 are entitled to receive this notice and to vote at the annual meeting.

        We are enclosing a copy of our annual report to stockholders for the fiscal year ended December 31, 2002 with the proxy statement that accompanies this notice of Annual Meeting of Stockholders. The annual report contains financial statements and other information of interest to you.

        It is important that your shares be represented at the annual meeting. Therefore, whether or not you plan to attend the annual meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the annual meeting and vote in person, your proxy will not be used.

                      By order of the Board of Directors,
                      Kevin Rakin
                       President and Chief Executive Officer

April 18, 2003
New Haven, Connecticut

GENAISSANCE PHARMACEUTICALS, INC.
Five Science Park
New Haven, Connecticut 06511
(203) 773-1450

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, May 21, 2003

GENERAL INFORMATION

        This proxy statement is furnished to you in connection with the solicitation of proxies by our Board of Directors for use at the 2003 Annual Meeting of Stockholders to be held at our corporate offices, Five Science Park, New Haven, Connecticut 06511 at 10:00 a.m. on Wednesday, May 21, 2003, or any adjournment thereof. The notice of annual meeting, this proxy statement and accompanying proxy and our annual report to stockholders for the fiscal year ended December 31, 2002 are first being mailed to stockholders on or about April 22, 2003.

General Information About Voting

        Who can vote.    You will be entitled to vote your shares of common stock at the annual meeting if you were a stockholder of record at the close of business on April 2, 2003. As of that date, 23,049,397 shares of our common stock were outstanding. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

        How to vote your shares.    You can vote your shares either by attending the annual meeting and voting in person, or by voting by proxy. If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your shares as you have instructed. If you do not indicate how you wish your shares voted, the proxies will vote your shares "FOR" approval of the matter.

        How you may revoke your proxy.    You may revoke the authority granted by your executed proxy at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date, or by voting in person at the annual meeting. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy. Any written notice of revocation or subsequent proxy should be sent to us at the following address: Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511, Attention: Secretary.

        Quorum.    The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of our common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

        If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker as to that matter, although they will be counted in determining whether a quorum is present. Accordingly, these broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter, such as the election of the Class III directors and the approval of the amendment to the 2000 Amended and Restated Equity Incentive Plan, as amended (we refer to this plan as the "Equity Plan").

        Voting of proxies.    If a stockholder indicates on a proxy that the shares should be voted "FOR" approval of the matters presented at the annual meeting, the proxies will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxies to use their discretion.

        Votes required.    The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of the Class III directors. The affirmative vote of the holders of shares representing a majority of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the approval of the amendment to the Equity Plan.

Share Ownership

        The following table and footnotes set forth information regarding the beneficial ownership of shares of our common stock as of February 28, 2003 by:

  •
  each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

  •
  each of the "named executive officers," as described in the Summary Compensation Table below;

  •
  each director and director nominee of the Company; and

  •
  the executive officers and directors of the Company as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to stock options or warrants currently exercisable or exercisable within 60 days after February 28, 2003 are deemed outstanding for purposes of computing the percentage of shares beneficially owned by the person or entity holding the stock options or warrants but are not deemed outstanding for purposes of computing the percentage of shares beneficially owned by any other person or entity. Except as indicated by footnote, we believe that the reporting persons, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
International BM Biomedicine Holdings AG (1) Nauenstrasse 41 P.O. Box 4002 Basel, Switzerland	1,362,409	6.0%
Connecticut Innovations, Incorporated (2) 999 West Street Rocky Hill, CT 06067	1,220,916	5.3%
Executive Officers and Directors
Kevin Rakin(3)	1,026,958	4.4%
Gualberto Ruaño, M.D., Ph.D.(4).	981,959	4.2%
Gerald F. Vovis, Ph.D.(5)	204,579	*
Richard S. Judson, Ph.D.(6)	155,888	*
Joseph Keyes(7)	22,125	*
Jürgen Drews, M.D.(8)	21,000	*
Harry H. Penner, Jr.(9)	54,500	*
Seth Rudnick, M.D.(10)	253,237	1.1%
Christopher Wright(11)	1,402,540	6.1%
All executive officers and directors as a group (9 persons)(12)	4,122,786	17.2%

*
Represents less than 1%.

(1)
Includes 5,455 shares of common stock issuable upon exercise of a warrant exercisable within 60 days after February 28, 2003. The shares beneficially reported herein are owned directly by Biomedicine L.P. The general partner of Biomedicine L.P. is International BM Biomedicine Holdings (Cayman) Ltd., which is wholly owned by International BM Biomedicine Holdings AG. This information is based on the Schedule 13G filed with the SEC for the year ended December 31, 2002.

(2)
This information is based on information provided as of February 28, 2003 by Connecticut Innovations, Incorporated in response to a questionnaire sent by the Company in connection with the Company's 2003 Annual Meeting of Stockholders.

(3)
Includes 5,000 shares owned by Mr. Rakin's wife, 70,000 shares owned by The Alison N. Hoffman and Kevin L. Rakin Irrevocable Trust, 300 shares held by Mr. Rakin's father-in-law for the benefit of Mr. Rakin's children, 69,100 shares of common stock granted pursuant to a restricted stock award and 364,064 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 28, 2003.

(4)
Includes 5,764 shares owned by Dr. Ruaño's wife, 25,200 shares of common stock granted pursuant to a restricted stock award and 362,501 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 28, 2003.

(5)
Includes 21,000 shares of common stock granted pursuant to a restricted stock award and 168,125 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 28, 2003.

(6)
Includes 19,600 shares of common stock granted pursuant to a restricted stock award and 125,938 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 28, 2003.

(7)
Includes 22,125 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 28, 2003.

(8)
Includes 20,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 28, 2003.

(9)
Includes 34,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 28, 2003.

(10)
Includes 232,970 shares owned by Canaan Equity Partners and 9,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days after February 28, 2003. Dr. Rudnick is a general partner of Canaan Equity Partners and has voting and investment control over the shares owned by that entity. Dr. Rudnick disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11)
Includes 1,054,311 shares of common stock owned by DrKB Life Science Partners, L.P. and 3,272 shares of common stock issuable upon exercise of a warrant held by DrKB Life Science Partners, L.P. exercisable within 60 days after February 28, 2003. Also includes 333,821 shares of common stock owned by Merifin Capital N.V. and 1,636 shares of common stock issuable upon exercise of a warrant held by Merifin Capital N.V. exercisable within 60 days after February 28, 2003. Also includes 9,500 shares of common stock issuable upon exercise of stock options held by Mr. Wright exercisable within 60 days after February 28, 2003. Mr. Wright is an executive officer of Dresdner Kleinwort Capital, whose affiliate acts as the general partner of DrKB Life Science Partners, L.P. Mr. Wright has voting and investment control over the shares owned by DrKB Life Science Partners, L.P. Mr. Wright serves on the board of directors and as an executive director of Merifin Capital N.V., and has voting and investment control over the shares owned by Merifin Capital N.V. Mr. Wright disclaims beneficial ownership of the shares owned by both DrKB Life Science Partners, L.P. and Merifin Capital N.V. except to the extent of his pecuniary interest therein.

(12)
Includes 1,121,161 shares of common stock issuable upon exercise of stock options or warrants exercisable within 60 days after February 28, 2003.

PROPOSAL 1—ELECTION OF DIRECTORS

        We have three classes of directors, currently consisting of one Class I director, three Class II directors and two Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Dr. Gualberto Ruaño and Dr. Seth Rudnick are currently serving as Class III directors. The Class III directors elected this year will serve as members of our Board of Directors until the 2006 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

        The persons named in the enclosed proxy will vote to re-elect Dr. Ruaño and Dr. Rudnick as Class III directors unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve on our Board of Directors, if elected; however, if either should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board of Directors. Our Board of Directors has no reason to believe that Dr. Ruaño or Dr. Rudnick will be unable to serve if elected.

        Set forth below for each director, including the Class III director nominees, is information as of February 28, 2003 with respect to:

  •
  his name and age;

  •
  his positions and offices at the Company;

  •
  his principal occupation and business experience during at least the past five years;

  •
  his directorships, if any, of other publicly held companies; and

  •
  the year such person became a director of the Company.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
Nominees for Class III Directors (present term expires in 2003)
Gualberto Ruaño, M.D., Ph.D. Age: 43
	Dr. Ruaño co-founded Genaissance and has served as our Vice Chairman and Chief Scientific Officer since August 2002. Dr. Ruaño also served as our Chief Executive Officer from 1997 until August 2002. Prior to co-founding Genaissance, Dr. Ruaño was engaged in research at Yale University, where he focused on haplotyping technologies for profiling genome diversity stemming from population genetics. Dr. Ruaño holds a B.A. in biophysics from The Johns Hopkins University and a M.D. and a Ph.D. in population genetics from Yale University, where he was a fellow of the Medical Scientist Training Program and the Ford Foundation.	1995

Seth Rudnick, M.D.*† Age: 54
	Dr. Rudnick has served as a general partner at Canaan Equity Partners, a venture capital firm, since 2000. From 1998 to 2000, Dr. Rudnick served as a venture partner at Canaan Equity Partners. Dr. Rudnick also serves as a clinical professor of medicine at the University of North Carolina at Chapel Hill. From 1991 to 1997, Dr. Rudnick served as Chief Executive Officer of CytoTherapeutics, Inc. (now, StemCells, Inc.), a company engaged in the development of cell and gene based therapeutics, and as Chairman of the Board of Directors from 1993 until 1998. Dr. Rudnick received a M.D. from the University of Virginia and a B.A. from the University of Pennsylvania.	2000
Class I Director (present term expires in 2004)
Harry H. Penner, Jr.†. Age: 57
	Mr. Penner has served as the BioScience Adviser to the Governor of the State of Connecticut since December 2001. Mr. Penner has also served as President and Chief Executive Officer of Nascent BioScience LLC, a firm specializing in the start-up and growth of biotechnology companies, since October 2001. From December 1993 to September 2001, Mr. Penner served as the President, Chief Executive Officer and Vice Chairman of Neurogen Corporation, a publicly traded biotechnology company. Prior to 1993, Mr. Penner served as President of Novo Nordisk of North America, Inc. and Executive Vice President of Novo Nordisk A/S. Mr. Penner is Vice Chairman of the Board of Governors of Higher Education in Connecticut. Mr. Penner holds a J.D. from Fordham University, a L.L.M. from New York University and a B.A. from the University of Virginia. He also serves on the Boards of Directors of Avant Immunotherapeutics, Inc., BioStratum, Inc. and Rib-X Pharmaceuticals, Inc.	1998

Class II Directors (present term expires in 2005)
Jürgen Drews, M.D.* Age: 69
	Dr. Drews has served as Chairman of our Board of Directors since August 1999. Dr. Drews has served as a Partner of Bear Stearns Health Innoventure Fund LLC, a company that manages capital investments in the health care industry, since 2001. In 1998, Dr. Drews co-founded International Biomedicine Management Partners, Inc., a venture capital company of which he also served as a partner and Chairman of the Board of Directors until April 2001. From 1985 to 1997, Dr. Drews served as President of Global Research and Development at Hoffmann-LaRoche Inc., a pharmaceutical company. From 1986 to 1997, Dr. Drews also served as a member of the Corporate Executive Committee of the Roche Group, a healthcare company. He holds a M.D. in internal medicine from the Free University of Berlin. He serves as Chairman of the Supervising Board of GPC Biotech AG and serves on the Boards of Directors of Human Genome Sciences, Inc., MorphoSys GmbH and Protein Design Labs, Inc.	1998
Kevin Rakin Age: 42
	Mr. Rakin co-founded Genaissance and has served as our Chief Executive Officer since August 2002 and President since October 2000. Mr. Rakin also served as our Chief Financial Officer from January 1997 to August 2002 and as our Executive Vice President from January 1997 to October 2000. From 1990 to December 1997, Mr. Rakin also served as a Principal at the Stevenson Group, a consulting firm, where he provided financial and strategic planning services to high-growth technology companies and venture capital firms. Prior to this, Mr. Rakin was a manager with the entrepreneurial services group of Ernst & Young LLP. Mr. Rakin holds a B.S. in business and a M.S. in finance from the University of Cape Town and a M.B.A. from Columbia University. He is a chartered accountant.	1995
Christopher Wright*† Age: 45
	Mr. Wright has served as the head of the Global Private Equity businesses of the Dresdner Bank Group AG, which manages private equity investments worldwide, since 1995. From 1991 to 2000, Mr. Wright served as Executive Vice President of Dresdner Kleinwort Benson. Mr. Wright holds a M.A. in philosophy and economics from Oxford University and a C. Diploma in accounting and finance. He serves on the Boards of Directors of Roper Industries Inc. and several private companies, including Merifin Capital N.V., a private investment group of which Mr. Wright has served as executive director since January 1989.	1998

*
Member of the Compensation Committee.
†
Member of the Audit Committee.

Board and Committee Meetings

        Our Board of Directors held seven meetings during 2002, including by telephone conference. All directors attended 100% of the meetings of our Board of Directors and the committees of our Board of Directors on which they served during fiscal 2002.

        Our Board of Directors has a standing Audit Committee, which provides opportunity for direct contact between our independent auditors and the Board. The current members of the Audit Committee are Mr. Penner, Dr. Rudnick and Mr. Wright, each of whom is independent as defined by the rules of the NASDAQ Stock Market and by the Audit Committee's charter. The Audit Committee is responsible for: (i) recommending the selection of our independent auditors; (ii) reviewing the effectiveness of our accounting policies and practices, financial reporting and internal controls; (iii) reviewing any transactions that involve a potential conflict of interest; (iv) reviewing the scope of the independent audit coverage and the fees charged by the independent auditors; and (v) reviewing the independence of such auditors from our management. The Audit Committee held six meetings during 2002, including by telephone conference. The Audit Committee operates under a written charter adopted by our Board of Directors on April 18, 2000, which was filed with the SEC in 2001 as an exhibit to our proxy statement.

        Our Board of Directors also has a standing Compensation Committee that is responsible for establishing compensation policies with respect to our executive officers and directors. The current members of the Compensation Committee are Dr. Drews, Dr. Rudnick and Mr. Wright. The Compensation Committee held four meetings during 2002, including by telephone conference.

        We do not have a nominating committee or a committee serving a similar function. Nominations are made by and through our full Board of Directors.

Director Compensation

        All of our directors are reimbursed for expenses in connection with attendance at our Board of Directors and committee meetings. Each non-employee director, other than Dr. Drews, receives $10,000 per year in consideration for serving on our Board of Directors and $1,500 for attendance at each Board of Directors meeting. Dr. Drews receives $60,000 per year plus a non-accountable expense allowance of $30,000 per year in consideration for serving as Chairman of our Board of Directors. The members of the Audit Committee and Compensation Committee, except for Dr. Drews, also each receive $500 for each committee meeting attended.

        Our non-employee directors are eligible to participate in our Equity Plan. On October 1 of each year, each non-employee director receives an automatic grant of an option to purchase 5,000 shares of our common stock. In addition, upon initial election to our Board of Directors, each non-employee director receives an automatic grant of an option to purchase 10,000 shares of our common stock, except for our chairman, Dr. Drews, who received an initial grant of an option to purchase 25,000 shares of common stock. The stock options granted upon initial election and the stock options granted annually become exercisable each quarter over a period of four years, so long as the non-employee director continues to serve on our Board of Directors. The stock options have a term of ten years and an exercise price equal to the closing price per share of our common stock as reported by the NASDAQ National Market on the date of grant. In fiscal 2002, we granted options to purchase 5,000 shares of our common stock to each of Dr. Drews, Mr. Penner, Dr. Rudnick and Mr. Wright.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Dr. Drews, Dr. Rudnick and Mr. Wright. The views of our Chief Executive Officer concerning compensation of executive officers other than himself are also considered by our Compensation Committee. No member of the current Compensation

Committee has been an officer or employee of ours at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

        In June 1994, we entered into an agreement with Yale University to license a patent, the basis of which is technology Dr. Ruaño, our Vice Chairman and Chief Scientific Officer, invented. Under the terms of the original agreement, we were obligated to make certain payments to Yale University for the license and Yale University was obligated to pay Dr. Ruaño a royalty based on a percentage of net income it received from the licensing and sublicensing of the patent. The term of the license continues until July 2013. In August 1998, we amended the license agreement to provide that we would make the payments that Yale University is obligated to pay Dr. Ruaño under the license agreement directly to Dr. Ruaño and deduct the amount of these payments from the license fees we are obligated to pay to Yale University. Dr. Ruaño has received an aggregate of approximately $333,145 in license fees under this agreement, including $3,145 for fiscal 2002.

        In September 1998, December 1999 and July 2000, we entered into loan agreements with Connecticut Innovations, Incorporated, a holder of more than five percent of our common stock, to finance leasehold improvements and other costs associated with our facility expansion. In connection with these loan agreements, we executed promissory notes in favor of Connecticut Innovations, Incorporated in the principal amounts of $950,000, $2,720,000 and $1,500,000, respectively, bearing interest at a rate of 6.5% per year. Through December 31, 2002, we had borrowed the full amount available under each of these notes. During 2002, we repaid approximately $217,320 of principal on these notes. The notes are due and payable on a monthly basis, with final balloon payments due in April 2009, September 2010 and June 2011, respectively. The interest on such notes accrues over the duration of each note and is due and payable along with each of the monthly payments referenced above. The related leasehold improvements secure our borrowings under the promissory notes.

Executive Compensation

Compensation Committee Report on Executive Compensation

        The Compensation Committee of our Board of Directors establishes the compensation policies for our executive officers, including reviewing the performance of our President and Chief Executive Officer, and determines the compensation of all executive officers and directors. In addition, the Compensation Committee administers any bonus, incentive compensation and equity incentive plans of the Company. The committee met four times during 2002, including by telephone conference.

        The Compensation Committee report set forth below describes the compensation policies applicable to our executive officers, including Kevin L. Rakin, our Chief Executive Officer since August 2002, and Gualberto Ruaño, who served as our Chief Executive Officer until August 2002 and who has served as our Vice Chairman and Chief Scientific Officer since that time.

        Overall Policy.    Our executive compensation program is designed to be closely linked to corporate performance. To this end, we have developed an overall compensation strategy and a specific compensation plan that tie a portion of executive compensation to our success in meeting specified performance goals. In addition, through the use of stock options, we link a portion of each executive's compensation with the performance of our stock price. The objectives of this strategy are to attract and retain the best possible executive talent, to motivate further our executives to achieve our business strategy goals, to link executive and stockholder interests through equity-based compensation and, finally, to provide a compensation package that recognizes individual contributions as well as corporate technical and financial performance.

        The key elements of our executive compensation consist of base salary, bonuses and stock options. Our policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Rakin and Dr. Ruaño, are discussed below. In addition, while the elements of compensation described below are considered separately, we take into account the full compensation package provided to the individual, including any insurance provided on behalf of the executive officer and other employee benefits. We also take into account the views of our Chief Executive Officer and review a number of compensation surveys to ensure the competitiveness of the compensation we offer for the purposes of recruiting and retaining key management.

        Base Salaries and Bonuses.    Base salaries for new executive officers are initially determined by evaluating the responsibilities of the particular position and the experience of the individual. In making determinations regarding base salaries, we consider generally available information regarding salaries prevailing in the industry but do not utilize any particular indices or peer groups.

        Annual salary adjustments are determined by evaluating the performance of the Company and the performance of particular aspects of the business under the management of the respective executive officer. We consider financial and non-financial performance measures. Financial performance measures may include such factors as success in entering into and further developing our collaborative relationships and achieving other revenue objectives and maintaining costs and expenses. Non-financial performance measures may include such factors as efficiency gains, new responsibilities assumed by the executive, quality improvements and improvements in relations with collaborators and employees. We do not assign a particular weight to any of these financial and non-financial factors in evaluating performance.

        The fiscal 2002 base salary for each of the executive officers, including Mr. Rakin and Dr. Ruaño, was determined in accordance with the foregoing policies. In particular, the Compensation Committee considered, among other things, the respective roles of the executive officers in the Company's STRENGTH (Statin Response Examined by Genetic HAP™ Markers) studies, their roles in further developing existing collaborations and the entering into of agreements with Intec Web and Genome Informatics Corporation, Pharmacia and Upjohn Company, Pfizer, Inc., Johnson & Johnson Pharmaceutical Research & Development and Biogen, Inc.

        The employment agreements of our executive officers, except for Mr. Keyes who does not have an employment agreement, provide that they are entitled to a bonus that is established at the discretion of our committee or, in the case of Dr. Judson and Dr. Vovis, at the discretion of Mr. Rakin. In fiscal 2002, bonuses in the form of cash and restricted stock, as described below, were paid to certain executive officers of the Company in accordance with the foregoing policies. In fiscal 2002, the determination to pay bonuses to certain of the named executive officers, including our Chief Executive Officer, was based on, among other things, progress made with existing and new collaborations, achievement of certain financial objectives, including certain revenue levels and cash management, and the successful implementation and execution of a restructuring and cost reduction program.

        Equity Incentives.    We may also grant stock options and restricted stock awards to executive officers under our Equity Plan. Stock options are generally granted with an exercise price equal to the fair market value of the common stock on the date of grant and vest over various periods of time, generally four years. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved and, once achieved, is maintained and increased. Accordingly, stock option grants help to align further the interests of executive officers and employees with those of our stockholders. In determining the amount of these grants, we evaluate the seniority level of the executive, responsibilities to be assumed in the upcoming year, responsibilities in prior years and also take into account the size of the executive officer's awards in the past. In fiscal 2002, the Compensation Committee determined to grant stock options under the Equity Plan to each of the named executive officers, including our Chief Executive Officer, in recognition, in part, for their respective roles in the Company's entering into of agreements with Intec Web and Genome Informatics Corporation, Pharmacia and Upjohn Company, Pfizer, Inc., Johnson & Johnson Pharmaceutical Research & Development and Biogen, Inc. See the "Option Grants in Last Fiscal Year" table below.

        Restricted stock awards entitle recipients to acquire shares of our common stock on such terms as the Compensation Committee determines, subject to forfeiture in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established for the award. The Compensation Committee can establish performance goals for the granting of restricted stock awards. On February 19, 2003, the Compensation Committee determined to grant certain of the named executive officers, including our Chief Executive Officer, restricted stock awards, in addition to cash awards, as bonuses for services performed in fiscal 2002.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under the Equity Plan, in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

        Conclusion.    As described above, a very significant portion of our executive compensation is linked directly to individual and corporate performance, as well as stock price appreciation. We intend to continue the policy of linking executive compensation to our performance and returns to stockholders, recognizing that fluctuations of the financial markets from time to time may result in an imbalance for a particular period.

By the Compensation Committee, Jürgen Drews, M.D. (Chair) Seth Rudnick, M.D. Christopher Wright

Summary Compensation Table

        The following table sets forth certain information concerning compensation for the fiscal years indicated for:

  •
  our Chief Executive Officer; and

  •
  the four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2002, collectively, the "named executive officers."

Summary Compensation Table

		Annual Compensation								Long-Term Compensation
Name and Principal Position(s)	Year	Salary($)		Bonus($)			Other Annual Compensation($)(1)			Restricted Stock Awards($)(2)		Securities Underlying Options(#)	All Other Compensation($)(3)
Kevin Rakin (4) President and Chief Executive Officer	2002 2001 2000	$ $ $	317,050 300,000 243,750	$ $ $	24,700 — 516,000	(5) (7)	$ $ $	— 130,677 —	(6)	$ $ $	100,817 — —	175,000 100,000 400,000	$ $ $	17,307 14,859 162,625	(8)
Gualberto Ruaño, M.D., Ph.D. (9) Vice Chairman and Chief Scientific Officer	2002 2001 2000	$ $ $	327,200 320,000 267,500	$ $ $	9,000 — 516,000	(5) (7)	$ $ $	— 152,038 —	(10)	$ $ $	36,767 — —	150,000 100,000 400,000	$ $ $	21,728 15,933 487,625	(11)
Gerald F. Vovis, Ph.D. Executive Vice President and Chief Technology Officer	2002 2001 2000	$ $ $	216,000 205,625 192,500	$ $ $	7,500 — 162,166	(5) (7)	$ $ $	— — —		$ $ $	30,639 — —	85,000 60,000 45,000	$ $ $	16,544 12,805 2,625
Richard S. Judson, Ph.D. Senior Vice President of Medical Affairs and Informatics	2002 2001 2000	$ $ $	204,500 196,250 170,000	$ $ $	7,000 — 126,313	(5) (7)	$ $ $	— — —		$ $ $	28,596 — —	75,000 60,000 70,000	$ $ $	6,086 2,625 2,625
Joseph Keyes (12) Vice President and Chief Financial Officer	2002		$145,000		$—			$—			$—	43,500		$2,750

(1)
In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.

(2)
Restricted stock awards were granted on February 19, 2003 to each of Mr. Rakin, Dr. Ruaño, Dr. Vovis and Dr. Judson in the amount of 69,100 shares, 25,200 shares, 21,000 shares and 19,600 shares, respectively, in conjunction with cash awards as bonuses for services performed in fiscal 2002. The shares will vest over a four-year period, with 20% vesting immediately on the date of grant and the remaining shares vesting in four, equal, annual installments on each anniversary of the date of grant. The value of these awards in the table above is based upon the closing price per share of our common stock as reported on the NASDAQ National Market on the date of grant. At December 31, 2002, the value of such restricted stock awards for Mr. Rakin, Dr. Ruaño, Dr. Vovis and Dr. Judson would have been $60,048, $21,899, $18,249 and $17,032, respectively, based upon the closing price per share of our common stock as reported on the NASDAQ National Market on such date. At February 19, 2003, the aggregate restricted stock holdings for Mr. Rakin, Dr. Ruaño, Dr. Vovis and Dr. Judson was 69,100 shares, 25,200 shares, 21,000 shares and 19,600 shares, respectively. Dividends will be paid on shares of restricted stock as paid on shares of our common stock.

(3)
Unless otherwise noted, All Other Compensation includes:

Name	Year	Life Insurance and Disability Premiums Paid by Us		Contributions to 401(k) Plan Made by Us		Automobile Allowance Paid by Us
Mr. Rakin	2002 2001 2000	$ $ $	6,687 5,516 —	$ $ $	2,745 2,625 2,625	$ $ $	7,875 6,718 —
Dr. Ruaño	2002 2001 2000	$ $ $	10,407 6,396 —	$ $ $	1,583 2,625 2,625	$ $ $	9,738 6,912 —
Dr. Vovis	2002 2001 2000	$ $ $	13,794 10,180 —	$ $ $	2,750 2,625 2,625	$ $ $	— — —
Dr. Judson	2002 2001 2000	$ $ $	3,336 — —	$ $ $	2,750 2,625 2,625	$ $ $	— — —
Mr. Keyes	2002		$—		$2,750		$—
(4)
Mr. Rakin has served as our President since October 2000 and as our Chief Executive Officer since August 2002.

(5)
Represents a cash payment to certain of the named executive officers in conjunction with restricted stock awards as bonuses awarded in the first fiscal quarter of 2003 for services performed in 2002.

(6)
Represents reimbursement of taxes owed by Mr. Rakin in connection with our forgiveness of a promissory note issued by Mr. Rakin to us in August 2000.

(7)
A significant portion of this bonus amount represents a one-time event acknowledging the respective efforts of Mr. Rakin, Dr. Ruaño, Dr. Vovis and Dr. Judson with respect to our capital raising activities in 2000, including our initial public offering, as well as the completion of our first HAP™ Partnership program agreement. In connection therewith, $341,000 of Dr. Ruaño's bonus, $341,000 of Mr. Rakin's bonus, $95,062 of Dr. Vovis' bonus and $76,313 of Dr. Judson's bonus represent payment for such efforts in 2000.

(8)
In addition to the amount referenced in Footnote 3 above for 2000, consists of our forgiveness of a $160,000 promissory note issued by Mr. Rakin to us in August 2000.

(9)
Dr. Ruaño served as our Chief Executive Officer until August 2002 and has served as our Vice Chairman and Chief Scientific Officer since that time.

(10)
Represents reimbursement of taxes owed by Dr. Ruaño in connection with our forgiveness of a promissory note issued by Dr. Ruaño to us in August 2000.

(11)
In addition to the amount referenced in Footnote 3 above for 2000, consists of our forgiveness of an aggregate of $485,000 of indebtedness pursuant to promissory notes issued by Dr. Ruaño to us in August 1998 and August 2000.

(12)
Mr. Keyes became our Vice President and Chief Financial Officer in June 2002.

Stock Option Grants

        The following table contains certain information regarding option grants to purchase shares of our common stock during fiscal 2002 by us to the named executive officers:

Option Grants In Last Fiscal Year

	Individual Grants										Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(3)
			Percent of Total Options Granted to Employees in Fiscal Year(%)					Market Price Per Share on Date of Grant of Securities Underlying Options Granted($)
	Number of Securities Underlying Options Granted(#)(1)
Name					Exercise Price Per Share($)					Expiration Date
											5%		10%
Kevin Rakin	50,000 50,000 75,000		5.32 5.32 7.99	% % %	$ $ $	2.50 5.00 ..85	(2)	$ $ $	2.50 2.15 ..84	3/21/12 5/2/12 11/15/12	$ $ $	78,612 — 38,870	$ $ $	199,218 28,827 99,656
Gualberto Ruaño, M.D., Ph.D.	50,000 50,000 50,000		5.32 5.32 5.32	% % %	$ $ $	2.50 5.00 ..85	(2)	$ $ $	2.50 2.15 ..84	3/21/12 5/2/12 11/15/12	$ $ $	78,612 — 25,914	$ $ $	199,218 28,827 66,437
Gerald F. Vovis, Ph.D.	35,000 50,000		3.73 5.32	% %	$ $	2.50 ..85	(2)	$ $	2.50 ..84	3/21/12 11/15/12	$ $	55,028 25,914	$ $	139,452 66,437
Richard S. Judson, Ph.D.	25,000 50,000		2.66 5.32	% %	$ $	2.50 ..85	(2)	$ $	2.50 ..84	3/21/12 11/15/12	$ $	39,306 25,914	$ $	99,609 66,437
Joseph Keyes.	3,500 30,000 10,000	(4) (4)	0.37 3.19 1.06	% % %	$ $ $	4.58 1.35 ..85	(2) (2) (2)	$ $ $	4.58 1.35 ..85	1/2/12 7/1/12 9/10/12	$ $ $	10,081 25,470 5,346	$ $ $	25,548 64,547 13,547

(1)
These stock options vest quarterly over four years unless otherwise noted.

(2)
These stock options were granted at the fair market value determined as of the date of the grant, based on the closing price per share of our common stock as reported on the NASDAQ National Market.

(3)
The dollar amounts under these columns are the result of calculations at the 5% and 10% rates, which are compounding, pursuant to rules of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock. No gain to the optionees is possible without an increase in the price of the common stock, which will benefit all stockholders proportionately. The potential realizable values are calculated on the basis of the closing price per share of our common stock on the date of grant over the term of the respective stock option.

(4)
These stock options vest 20% on the date of grant and 20% annually thereafter on each anniversary of the date of grant.

Option Exercises and Year-End Option Values

        The following table sets forth information for each of the named executive officers with respect to the number and value of options outstanding as of the fiscal year ended December 31, 2002.

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin Rakin	323,960	451,040	$—	$1,500
Gualberto Ruaño, M.D., Ph.D.	323,960	426,040	$—	$1,000
Gerald F. Vovis, Ph.D.	142,813	140,937	$—	$1,000
Richard S. Judson, Ph.D.	107,813	142,187	$—	$1,000
Joseph Keyes	11,425	58,575	$—	$200

(1)
Based on the difference between the option exercise price and $.87, which was the closing price per share of the underlying common stock on December 31, 2002, as reported on the NASDAQ National Market.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2002:

Equity Compensation Plan Information

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders(1)	3,463,020	$6.31	796,967	(2)
Equity compensation plans not approved by security holders(3)	527,257	$6.08	—
Total	3,990,277	$6.28	796,967

(1)
The aggregated disclosure includes securities issued under our Equity Plan and our Employee Stock Purchase Plan 2000. Information concerning our Equity Plan does not include the increase of 500,000 shares approved by our Board of Directors in March 2003, subject to stockholder approval at the 2003 Annual Meeting of Stockholders.

(2)
Includes 620,412 shares of our common stock issuable under our Equity Plan and 176,555 shares of our common stock issuable under our Employee Stock Purchase Plan 2000.

(3)
We made the following grants of warrants to purchase shares of our common stock, which were not approved by our stockholders:

Warrant Holder	Number of Shares of Common Stock Underlying Warrant	Purchase Price Per Share	Date of Issuance	Expiration Date	Reason for Issuance of Warrant
Finova Capital Credit Corporation	26,250	$4.00	11/4/98	11/4/03	Lease financing
TransAmerica Business Corp.	50,000	$4.00	4/30/99	4/30/06	Loan arrangement
International BM Biomedicine Holdings, Inc	5,455	$5.50	11/23/99	11/23/04	Bridge loan
Dresdner Kleinwort Benson	3,272	$5.50	11/23/99	11/23/04	Bridge loan
Merifin Capital N.V.	1,636	$5.50	11/23/99	11/23/04	Bridge loan
Winchester Capital	546	$5.50	11/23/99	11/23/04	Bridge loan
Finova Capital Credit Corporation	7,091	$5.50	2/25/00	2/25/05	Lease financing
Finova Capital Credit Corporation	14,545	$5.50	3/8/00	3/8/05	Lease financing
Legg Mason Wood Walker, Incorporated	400,000	$6.05	3/8/00	3/8/05	Equity financing
Finova Capital Credit Corporation	18,462	$16.25	8/1/00	8/1/05	Lease financing

Executive Employment Agreements

        We entered into an employment agreement with Mr. Rakin, our President and Chief Executive Officer, as of August 24, 1998, which was amended in September 2002. The agreement initially terminates on August 31, 2003 and is automatically renewed thereafter for successive one-year terms, unless terminated by either party. The agreement provides for an initial base salary of $205,000 per year, subject to yearly merit and performance based bonuses to be granted in an amount at our Board of Directors' discretion. In April 2002, our Compensation Committee determined to pay Mr. Rakin an annual base salary of $329,600. On the date the agreement became effective, we granted Mr. Rakin a cash retention bonus of $150,000 and an option to purchase 100,000 shares of our common stock at $1.38 per share. Mr. Rakin's stock options will vest in full and become exercisable upon a change in control of the Company or under certain circumstances if his employment is terminated. If we terminate Mr. Rakin's employment without cause or he terminates his employment because of a demotion, we are obligated to pay him his base salary as in effect at the time of termination for twelve months following the time of the termination. If we terminate Mr. Rakin's employment following a change of control or he terminates his employment for good reason following a change in control, we are obligated to pay him a lump sum equal to three hundred percent of his base salary as in effect at the time of the termination.

        We entered into an employment agreement with Dr. Ruaño, our Vice Chairman and Chief Scientific Officer, as of August 24, 1998, which was amended in September 2002. The agreement initially terminates on August 31, 2003 and is automatically renewed thereafter for successive one year terms, unless terminated by either party. The agreement provides for an initial base salary of $225,000 per year, subject to yearly merit and performance based bonuses to be granted in an amount at our Board of Directors' discretion. In April 2002, our Compensation Committee determined to pay Dr. Ruaño an annual base salary of $329,600. On the date the agreement became effective, we granted Dr. Ruaño a cash retention bonus of $150,000 and an option to purchase 100,000 shares of our common stock at $1.38 per share. Dr. Ruaño's stock options will vest in full upon a change in control of the Company or under certain circumstances if his employment is terminated. If we terminate Dr. Ruaño's employment without cause or he terminates his employment because of a demotion, we are obligated to pay him his base salary as in effect at the time of the termination for twelve months following the time of the termination. If we terminate Dr. Ruaño's employment following a change of control or he terminates his employment for good reason following a change in control, we are obligated to pay him a lump sum equal to three hundred percent of his base salary as in effect at the time of the termination. In the event that, prior to August 31, 2003, Dr. Ruaño terminates his employment at his option or we terminate his employment for cause in the event that he willfully and materially breaches his duties or engages in bad faith or gross negligence in performing his duties under his employment agreement, we are obligated to pay him his base salary as in effect at the time of the termination for twelve months following the time of termination.

        For purposes of the employment agreements of Mr. Rakin and Dr. Ruaño, a "change of control" would occur if:

  •
  any person or entity acquires control of 35% or more of the voting power of our then outstanding securities;
  •
  there is a specified change in the composition of our Board of Directors;
  •
  any person acquires or agrees to acquire all or substantially all of our assets; or
  •
  we are not the surviving party in a merger.

        For purposes of the employment agreements of Mr. Rakin and Dr. Ruaño, "good reason" means:

  •
  the assignment of duties inconsistent with the executive officer's position immediately prior to a change in control;
  •
  a reduction in base salary; or
  •
  our failure to continue in effect any material compensation or benefit plan in which the executive officer participates.

        For purposes of acceleration of the vesting of stock options of the executive officers, a change of control would occur if:

  •
  any person or entity acquires control of 50% or more of the voting power of our then outstanding securities;
  •
  there is a specified change in the composition of our Board of Directors;
  •
  our stockholders approve a merger or consolidation, other than one in which our voting securities outstanding immediately prior to the event continue to represent more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after the event; or
  •
  our stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of our assets.

        We entered into an employment agreement with Dr. Vovis, our Executive Vice President and Chief Technology Officer, as of April 15, 1999, which provides for his employment through April 15, 2003. Thereafter, it will be automatically renewed for successive one-year terms, unless terminated by either party. The agreement provides for an initial base salary of $185,000 per year, subject to periodic increases and annual performance based bonuses to be awarded in amounts to be determined by Mr. Rakin acting in his sole discretion. In fiscal 2002, Dr. Ruaño determined to pay Dr. Vovis a base salary of $216,000. On the date the agreement became effective, we granted Dr. Vovis an option to purchase 100,000 shares of our common stock at $3.00 per share. Dr. Vovis' stock options will vest in full and become fully exercisable upon a change in control of the Company. If we terminate Dr. Vovis' employment without cause, or if Dr. Vovis terminates his employment under certain circumstances, including in connection with a demotion from his current position or a material breach by us under the agreement, we are obligated to pay him his base salary as in effect at the time of the termination for a period of six months following the date of such termination.

        We entered into an employment agreement with Dr. Judson, our Senior Vice President of Medical Affairs and Informatics, as of November 20, 2001, which provides for his employment through November 20, 2004. Thereafter, it will be automatically renewed for successive one-year terms, unless terminated by either party. The agreement provides for a base salary of $200,000 per year, subject to periodic increases and annual performance based bonuses to be awarded in amounts to be determined by Mr. Rakin acting in his sole discretion. In fiscal 2002, Dr. Ruaño determined to pay Dr. Judson a base salary of $204,500. Dr. Judson's stock options will vest in full and become fully exercisable upon a change in control of the Company. If we terminate Dr. Judson's employment without cause, or if Dr. Judson terminates his employment under certain circumstances, including in connection with a demotion from his current position or a material breach by us under the agreement, we are obligated to pay him his base salary as in effect at the time of the termination for a period of six months following the date of such termination.

Section 16(a) Beneficial Ownership Reporting Compliance

        Our executive officers and directors and persons who own beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in their respective ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us, we believe that, except as follows, our executive officers, directors and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during fiscal year 2002, other than as set forth below:

  •
  Mr. Rakin was granted a stock option to purchase 50,000 shares of common stock on May 2, 2002, which was reported on Form 4 filed with the Securities and Exchange Commission on March 21, 2003;
  •
  Dr. Ruaño was granted a stock option to purchase 50,000 shares of common stock on May 2, 2002, which was reported on Form 4 filed with the Securities and Exchange Commission on March 21, 2003; and
  •
  Mr. Keyes was granted a stock option to purchase 10,000 shares of common stock on September 10, 2002, which was reported on Form 4 filed with the Securities and Exchange Commission on March 21, 2003.

PROPOSAL 2—APPROVAL OF AMENDMENT TO THE 2000 AMENDED AND
RESTATED EQUITY INCENTIVE PLAN

Equity Plan

  General

        Our Equity Plan currently provides for the grant of incentive stock options, nonstatutory stock options, restricted and unrestricted stock awards and stock appreciation rights to our employees, directors and consultants, and to affiliates of ours, as defined in the plan, to purchase up to an aggregate of 4,287,375 shares of our common stock, subject to adjustment for stock splits and similar capital changes. A copy of the Equity Plan, as amended to reflect the proposed increase in shares, is attached as Appendix A to this proxy statement, which you should read.

        In March 2003, our Board of Directors adopted, subject to stockholder approval, an amendment to the Equity Plan, providing for an increase in the number of shares of our common stock available for issuance under the plan from an aggregate of 4,287,375 shares to 4,787,375 shares. Our Board of Directors believes that awards under the Equity Plan have been and will continue to be an important compensation element in attracting and retaining key employees, directors and consultants who are expected to achieve certain performance goals and to participate in our growth and success. Our Board of Directors believes that the amendment is in the best interests of the Company and its stockholders and recommends a vote in favor of this proposal.

        Under the Equity Plan, as of March 28, 2003, 3,512,600 shares of our common stock were outstanding under the Equity Plan, 368,332 shares of our common stock remained available for issuance of future grants, 203,943 options to purchase shares had been exercised and 202,500 shares of restricted stock had been awarded. As of March 28, 2003, we had a total of 104 full-time employees, six directors and 16 consultants and advisors who were eligible to participate in the Equity Plan.

        The granting of awards under the Equity Plan is discretionary and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On March 28, 2003, the last reported sale price of our common stock on the NASDAQ National Market was $1.27 per share.

  Description of Awards

        The Equity Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non statutory stock options, restricted stock awards and unrestricted stock awards, including the grant of shares based upon certain performance goals, and the grant of stock appreciation rights.

        Incentive Stock Options and Nonstatutory Stock Options.    Participants receive the right to purchase a specified number of shares of our common stock at a specified option price, subject to other terms and conditions as are specified in connection with the option grant. Incentive stock options are granted at an exercise price, which is at least equal to or greater than the fair market value of the shares of our common stock on the date of grant. Nonstatutory stock options may be granted at such prices as the Compensation Committee may determine. Incentive stock options may not be granted more than ten years after the effective date of the Equity Plan. The Equity Plan permits the option exercise price to be paid in cash or, to the extent permitted by the Compensation Committee at or after the option grant date, by delivery of a note or other commitment, shares of our common stock owned by the participant, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Compensation Committee may in all cases determine.

        Restricted and Unrestricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of our common stock on such terms as the Compensation Committee determines, subject to forfeiture in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established for the award. Unrestricted stock awards entitle recipients to acquire shares of our common stock not subject to restrictions or forfeiture, on such terms as the Compensation Committee determines. The Compensation Committee can establish performance goals for the granting of restricted and unrestricted stock awards. Shares of restricted stock or unrestricted stock can be issued for no cash consideration, minimum consideration as required by applicable law or other consideration as determined by the Compensation Committee.

        Stock Appreciation Rights.    Participants may be granted rights to receive any excess in the value of shares of our common stock over the exercise price. The Equity Plan permits our Compensation Committee to determine on the date of grant or after the date of grant whether stock appreciation rights are settled in cash, in shares of our common stock or other securities of ours, or any other type of stock award or stock option available under the Equity Plan. Our Compensation Committee may define the manner of determining the excess in value of shares of our common stock and will fix the exercise price of each stock appreciation right or specify the manner in which the price will be determined.

  Eligibility

        Directors, employees and consultants of ours, or any eligible affiliate of ours, as defined in the Equity Plan, who are capable of contributing to our successful performance, are eligible to be participants under the Equity Plan. Under present law, however, incentive stock options may only be granted to our employees. The maximum number of shares of our common stock, with respect to which awards may be granted to any participant under the Equity Plan, may not exceed in the aggregate 1,000,000 shares in any calendar year.

  Administration

        The Equity Plan is administered by the Compensation Committee of our Board of Directors. Within the limits of the Equity Plan, the Compensation Committee has discretion to determine the times at which and the individuals to whom awards will be granted and the terms and conditions upon which such awards will be granted, including the types of awards to be granted, the number of shares of our common stock covered by each award, the price, if any, method of payment for each award, the duration of each award and the time or times during its term at which all or portions of each award will be exercisable. Subject to certain limitations, the Compensation Committee may delegate to one or more of our executive officers the power to make awards to certain individuals.

        The Compensation Committee may establish such rules and procedures for the administration of the Equity Plan, make such determinations and interpretations with respect to the Equity Plan or awards made thereunder and include such further terms and conditions in awards granted under the Equity Plan as it deems advisable. The decisions of the Compensation Committee are final.

  Amendment or Termination

        No award may be made under the Equity Plan after April 2010, but awards previously granted may extend beyond that date. Our Board of Directors may at any time amend, suspend or terminate the Equity Plan or any portion of it at any time, subject to stockholder approval as our Board of Directors determines to be necessary or advisable, except that no award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Equity Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Nonstatutory Stock Options

        A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Awards

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Other Stock-Based Awards

        The tax consequences associated with any other stock-based award granted under the Equity Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

  Tax Consequences to Us

        There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Report of the Audit Committee

        The Audit Committee of the Board of Directors is composed of three members and acts under a written charter first adopted and approved by the Audit Committee in April 2000, which was filed with the SEC in 2001 as an exhibit to our proxy statement. The members of the Audit Committee are independent directors, as defined by its charter and the current rules of the NASDAQ National Market.

        The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with the Company's management. Management is responsible for the financial statements and the financial reporting process, including the system of internal controls. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

  •
  the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

  •
  the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

  •
  management's selection, application and disclosure of critical accounting policies;

  •
  changes in the Company's accounting practices, principles, controls or methodologies;

  •
  significant developments or changes in accounting rules applicable to the Company; and

  •
  the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

        The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors.

        The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company, which are referred to in "Independent Auditors Fees and Other Information Concerning Our Auditors" of this proxy statement, is compatible with maintaining such auditors' independence.

        Based on discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

        By the Audit Committee of the Board of Directors of Genaissance Pharmaceuticals, Inc.

Christopher Wright (Chair) Harry H. Penner, Jr. Seth Rudnick, M.D.

Independent Auditors Fees and Other Information Concerning Our Auditors

        PricewaterhouseCoopers LLP has served as our independent auditors since June 2002 and audited our financial statements for the fiscal year ended December 31, 2002. Prior to that time, Arthur Andersen LLP ("Andersen") served as our independent auditors from 1996 to June 2002. As recommended by our Audit Committee, our Board of Directors, on June 4, 2002, decided to no longer engage Andersen as our independent auditors and engaged PricewaterhouseCoopers LLP to serve as our independent auditors and to audit our financial statements for the fiscal year ended December 31, 2002.

        Andersen's reports on our financial statements for each of the fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through June 4, 2002, there were (i) no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with its report on our consolidated financial statements for such years, and (ii) no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K. We provided Andersen with a copy of the foregoing disclosures.

        During the two fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through June 4, 2002, we did not consult with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that PricewaterhouseCoopers LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        Our Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent auditors for the fiscal year ending December 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire.

        The following table discloses the fees that Arthur Andersen LLP and PricewaterhouseCoopers LLP billed the Company for professional services rendered in each of the last two fiscal years:

	Fiscal Year 2002				Fiscal Year 2001
Type of Fee	PricewaterhouseCoopers LLP		Arthur Andersen LLP		Arthur Andersen LLP
Audit Fees	$185,000	(1)	$15,000	(2)	$145,942	(3)
Audit Related Fees	$—		$—		$—
Tax Fees	$17,000	(4)	$—		$157,300	(5)
All Other Fees	$—		$—		$25,300	(6)

(1)
Fees billed by PricewaterhouseCoopers LLP in connection with the audit of our 2002 financial statements and our June 30, 2002 and September 30, 2002 quarterly reviews.

(2)
Fees billed by Arthur Andersen LLP in connection with our March 31, 2002 quarterly review.

(3)
Fees billed by Arthur Andersen LLP in connection with the audit of our 2001 financial statements, our 2001 quarterly reviews and fees incurred in connection with SEC filings.

(4)
Fees for 2002 tax return preparation.

(5)
Fees billed for tax return preparation and consultation, including $110,000 for research and development tax credit filings.

(6)
Fees billed for an abandoned registration statement totaling $19,800 and other miscellaneous consultation.

        The Company's Audit Committee has not yet adopted pre-approval policies and procedures for audit and non-audit services. Therefore, the proxy disclosure does not include pre-approval policies and procedures and related information. The Company is early in adopting components of the proxy fee disclosure requirements; the requirement does not become effective until periodic annual filings for the first fiscal year ending after December 15, 2003.

Stock Performance Graph

        The following graph compares the percentage change in cumulative stockholder return on our common stock for the period from August 2, 2000 (the first day of trading of our common stock) to December 31, 2002, with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the NASDAQ Pharmaceuticals Index. The graph assumes the investment of $100.00 in our common stock (at the closing price of our common stock on August 2, 2000), the NASDAQ Stock Market (U.S.) Index and the NASDAQ Pharmaceuticals Index, with all dividends, if any, reinvested.

	Aug. 2, 2000	Sept. 30, 2000	Dec. 31, 2000	March 31, 2001	June 30, 2001	Sept. 30, 2001	Dec. 31, 2001	March 31, 2002	June 30, 2002	Sept. 30, 2002	Dec. 31, 2002
Genaissance Pharmaceuticals, Inc.	$100.00	$128.79	$112.06	$50.20	$87.41	$24.22	$28.95	$18.43	$8.22	$3.67	$5.42
NASDAQ Stock Market	100.00	100.28	67.15	50.12	59.07	40.98	53.28	50.46	40.22	32.27	36.81
NASDAQ Pharmaceuticals Index	100.00	112.24	93.53	69.26	86.04	69.37	79.71	71.28	50.55	46.59	51.48

Stockholder Proposals for 2004 Annual Meeting

        In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2004 Annual Meeting of Stockholders, we must receive it at Five Science Park, New Haven, Connecticut 06511 no later than December 24, 2003.

        If a stockholder wishes to bring business before or propose director nominations at the 2004 Annual Meeting (assuming our 2004 Annual Meeting of Stockholders is not more than 30 days before or after May 21, 2004), we must receive the proposal at Five Science Park, New Haven, Connecticut 06511 no later than the close of business on March 7, 2004.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Anita Kaul, Manager, Education and Publishing, Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511, (203) 773-1450. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Other Matters

        We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of our common stock. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees in person, by telephone or by facsimile. We expect that the costs incurred in the solicitation of proxies will be nominal.

        In addition to our annual report, which is being mailed with this proxy statement to stockholders, any holder or beneficial owner of our common stock may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission. We will furnish any exhibit to our Annual Report on Form 10-K upon the payment of a reasonable fee, which shall be limited to our reasonable expenses in furnishing such exhibit. Written requests for copies of our Annual Report on Form 10-K should be addressed to Anita Kaul, Manager, Education and Publishing, Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511.

        It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and vote in person, your proxy will not be used.

By order of the Board of Directors, Kevin Rakin President and Chief Executive Officer
April 18, 2003 New Haven, Connecticut

Appendix A

GENAISSANCE PHARMACEUTICALS, INC.
2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

1.    Purpose.

        This Genaissance Pharmaceuticals, Inc. 2000 Amended and Restated Equity Incentive Plan (the "Plan") amends and restates the Genaissance Pharmaceuticals, Inc. Stock Option Plan by providing for the grant of equity incentives of various forms in the Company, including restricted stock awards. The purpose of the Plan is to attract and retain directors and key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company's Common Stock. Certain capitalized terms used herein are defined in Section 9 below.

2.    Administration.

        The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

3.    Eligibility.

        All directors and all employees and consultants of the Company or any Affiliate capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4.    Stock Available for Awards.

        (a)    Amount.    Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 4,787,375 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

        (b)    Adjustment.    In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, provided that the number of shares subject to any Award shall always be a whole number, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award.

        (c)    Limit on Individual Grants.    The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed 1,000,000, and the maximum number of shares of Common Stock that may be granted as Restricted Stock or Unrestricted Stock Awards, with respect to which performance goals apply under Section 7 below, to any Participant in the aggregate in any calendar year shall not exceed 1,000,000, subject to adjustment under subsection (b).

5.    Stock Options.

        (a)    Grant of Options.    Subject to the provisions of the Plan, the Committee may grant options ("Options") to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options") and (ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine. No Incentive Stock Options may be granted hereunder more than ten years after the effective date of the Plan.

        (b)    Terms and Conditions.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (c)    Payment.    No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee valued at their Fair Market Value on the date of delivery, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine.

6.    Stock Appreciation Rights.

        (a)    Grant of SARs.    Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs"). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

        (b)    Exercise Price.    The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined.

7.    Stock Awards.

        (a)    Grant of Restricted or Unrestricted Stock Awards.    The Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time ("Unrestricted Stock").

        (b)    Performance Goals.    The Committee may establish performance goals for the granting of Restricted Stock or Unrestricted Stock Awards or the lapse of risk of forfeiture of Restricted Stock. Such performance goals may be based on earnings per share, revenues, sales or expense targets of the Company or any subsidiary or division thereof, stock price, or such other business criteria as the Committee may determine. The achievement of the performance goals shall be determined by the Committee. Shares of Restricted Stock or Unrestricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine.

8.    General Provisions Applicable to Awards.

        (a)    Documentation.    Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

        (b)    Committee Discretion.    Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

        (c)    Dividends and Cash Awards.    In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

        (d)    Termination of Service.    The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of service of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

        (e)    Change in Control.    In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

        (f)    Transferability.    In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

        (g)    Withholding Taxes.    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

        (h)    Foreign Nationals.    Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

        (i)    Amendment of Award.    The Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option. Any such action shall require the Participant's consent unless:

          (i)    In the case of a termination of, or a reduction in the number of shares issuable under, an Option, any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is waived or accelerated before such termination or reduction (and in such case the Committee may provide for the Participant to receive cash or other property equal to the net value that would have been received upon exercise of the terminated Option or the eliminated portion, as the case may be); or

          (ii)  In any other case, the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

9.    Certain Definitions.

        "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

        "Award" means any Option, Stock Appreciation Right, Restricted Stock, or Unrestricted Stock granted under the Plan.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

        "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" within the meaning of Section 162(m) of the Code, respectively.

        "Common Stock" or "Stock" means the Common Stock, $.001 par value, of the Company.

        "Company" means Genaissance Pharmaceuticals, Inc., a Delaware corporation.

        "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

        "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Reporting Person" means a person subject to Section 16 of the Exchange Act.

10.    Miscellaneous.

        (a)    No Right To Employment.    No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock or Unrestricted Stock is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.

        (c)    Effective Date.    The Plan shall be effective on the date it is approved by the stockholders.

        (d)    Amendment of Plan.    The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable.

        (e)    Governing Law.    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Appendix B

PROXY	GENAISSANCE PHARMACEUTICALS, INC.	PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 21, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF GENAISSANCE PHARMACEUTICALS, INC.

        The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Kevin L. Rakin and Joseph Keyes (each with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of Genaissance Pharmaceuticals, Inc. (the "Company") to be held on Wednesday, May 21, 2003, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of common stock of the Company (the "Common Stock") which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. None of the proposals herein is conditioned upon the approval of any other proposal.

        Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of Common Stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY
IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE

(Continued and to be signed on the reverse side)

            COMMENTS:

--------------------------------------------------------------------------------------------

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

--------------------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

  1.
  To elect the following two directors as Class III Directors (except as marked below) for the ensuing three years:
Nominees:	Dr. Gualberto Ruaño Dr. Seth Rudnick
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT
(See instructions below)

  INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and write such nominee's name on the line provided below.

  2.
  To approve an amendment to the 2000 Amended and Restated Equity Incentive Plan, as amended, increasing the number of shares of Common Stock available for issuance thereunder from 4,287,375 shares to 4,787,375 shares.
☐ FOR	☐ AGAINST	☐ ABSTAIN

        The shares of Common Stock represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified therein, this proxy will be voted FOR the proposal. If any other matters properly come before the annual meeting of stockholders, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

        TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

        IMPORTANT—PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE:
Please sign exactly as name appears on this Proxy indicating, where proper, official position or representative capacity. When signing as executor, administrator, attorney or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by duly authorized officer. If a partnership, please sign in partnership name, by authorized person.

QuickLinks

GENERAL INFORMATION
PROPOSAL 1—ELECTION OF DIRECTORS
Summary Compensation Table
Option Grants In Last Fiscal Year
PROPOSAL 2—APPROVAL OF AMENDMENT TO THE 2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
GENAISSANCE PHARMACEUTICALS, INC. 2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN